Exhibit 10.16
Supplemental Agreement to the Service-only Management Agreement
Entrusting Party:
Xi’an Wanjiechangxin Medical Services Company Limited
Legal Representative: CAI, Shijie
Chang’an Hospital Co., Ltd.
Legal Representative: CAI, Shijie
Entrusted Party:
CMS Hospital Management Co., Ltd.
Legal Representative: YANG, Jianyu
Whereas:
The Entrusting Party and the Entrusted Party have entered into the Service-only Management Agreement (the “Original Contract”) in connection with Chang’an Hospital as of August 1st, 2008. In order to facilitate the Entrusted Party’s operation and management work, upon consultations, the Parties hereby enter into the Supplemental agreements for mutual compliance.
Article 1 The Entrusted Party shall have the power to solely decide matters falling within the following scope:
1.	All tumor-related divisions of Chang’an Hospital;

2.	All divisions covered by the service-only management agreements for medical equipment, which were entered into by and between Chang’an Hospital or Xi’an Century Friendship Medical Technology R&D Co., Ltd. and the Entrusted Party or any affiliate of the Entrusted Party.
Considering that the Entrusted Party will implement a new system of management by objective, the Entrusted Party shall have the management and operation power to solely decide all relevant matters of the above-mentioned divisions, including but not limited to, human resource, accounting, administration, operation, performance review matters, etc.
Article 2 In respect of the divisions other than those set out in Article 1 (“Other Divisions”), the Entrusted Party shall carry out the management work as follows:
1.	Subject to the leadership of the Entrusted Party, efforts shall be made to permit the existing management team of Chang’an Hospital to fully deploy its powers and potential for management in principle of “maintaining stable development” ;

2.	Any adjustment or change to the management work of the Entrusted Party shall be discussed and agreed with the Entrusting Party;

3.	The Entrusted Party shall in principle appoint representatives to manage the matters in respect of administration and accounting and shall, where the conditions are equal, use on a priority basis existing employees of Chang’an Hospital.
Article 3
The use and management of Chang’an Hospital’s official seal shall comply with the following principles:
1.	When any decision or document is required to be made or issued by Chang’an Hospital in respect of external parties, such decision or document shall not acquire legal force unless and until it shall have been signed by both the Entrusting Party and the Entrusted Party and affixed with the official seal.

2.	Any decision related to the divisions provided in Article 1 hereof shall acquire legal force once it shall have been solely signed by the Entrusted Party and Chang’an Hospital shall affix its official seal thereon at the request of Entrusted Party.

3.	Any decision related to the Other Divisions provided in Article 2 hereof shall acquire legal force once it shall have been solely signed by the person in charge of Chang’an Hospital and affixed with the official seal.
Article 4 During Chang’an Hospital’s transition towards the 2nd phase, the Entrusting Party and the Entrusted Party shall set up a transition team and shall jointly carry out, by way of equality-based discussions, the split of the personnel, finances and assets as well as business cooperation and division of labor-based coordination between the 1st phase and the 2nd phase in accordance with the principles set out in the Framework Agreement for the Cooperation on Chang’an CMS International Cancer Center and on the basis of the appraisal report mutually acceptable to the Parties and shall thereby ensure a smooth transition.
Article 5 Miscellaneous
1.	This Supplemental Agreement shall become effective upon execution and sealing by each of the Parties.

2.	This Supplemental Agreement will be terminated either as a result of the termination of the Original Contract or by the mutual agreement of the Parties.

3.	This Supplemental Agreement shall be made in six originals in Chinese only, with each Party hereto holding two copies. Each of the copies shall have the same legal force and effect.

4.	In the event of any discrepancy between the Original Contract and this Supplemental Agreement, this Supplemental Agreement shall prevail.
(No operative text below)

(No operative text on this signature page)
Xi’an Wanjiechangxin Medical Services Company Limited
Legal Representative / Authorized Representative:
(Seal)
Chang’an Hospital Co., Ltd.
Legal Representative / Authorized Representative:
(Seal)
CMS Hospital Management Co., Ltd.
Authorized Representative: (Signature)
Date: August 1st, 2008

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